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                                                                   EXHIBIT 10.54

                   SEPARATION AGREEMENT AND RELEASE OF CLAIMS

          This Separation Agreement and General Release of all Claims (this "Agreement") is entered into on May 2, 2001 by and between Craig M. Kanarick (the "Executive") and Razorfish, Inc., including its subsidiaries (the "Company").

          In Consideration of the promises set forth in this Agreement, the Executive and the Company hereby agree as follows.

     1.   Entire Agreement.
          ----------------

          This Agreement is the entire agreement between the Executive and the Company with respect to the subject matter hereof which includes without limitation any rights which may arise from the separation of the Executive from the Company and contains all of the agreements, whether written, oral, express or implied, between the Executive and the Company and supersedes any other agreement, whether written or oral, express or implied, between the Executive and the Company. Except as set forth herein, all prior agreements and alleged agreements, whether written, oral, express or implied, between the Executive and the Company including without limitation the Employment Agreement between the Executive and the Company dated July 18, 2000, as amended from time to time (collectively, the "Employment Agreement") are hereby terminated and extinguished effective as of the Separation Date. Other than this Agreement there are no other agreements of any nature whatsoever between the Executive and the Company which survive this Agreement. This Agreement cannot be modified or amended except in a writing signed and agreed to by the Executive and the Company.

     2.   Separation.
          ----------

          As of May 2, 2001(the "Separation Date"), the Executive hereby resigns from any and all appointments as an officer or employee he holds with the Company (including as the Chief Strategic Officer of the Company) and any appointments as an officer, employee or director of any of its subsidiaries or other affiliates, and hereby agrees that his employment with the Company is terminated as of the Separation Date. Except as expressly set forth in this Agreement, the Executive and the Company shall have no obligations to each other of any nature whatsoever after the Separation Date. After the Separation Date, the Executive shall have no authority to act on behalf of the Company, and shall not hold himself out as having such authority. From and after the Separation Date, Executive will continue to serve as Co-Chairman of the Company's Board of Directors (the "Board") until such time as he is removed from such position by a resolution of a majority of the Board.

          As soon as practicable after the Separation Date, the Company, in consideration of the waiver of Executive's rights under the Employment Agreement, shall pay the Executive (i) a lump sum payment equal to any accrued wage benefits earned prior to the Separation Date and (ii) a lump sum payment of $400,000. In
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          addition, (i) all outstanding Company stock options previously granted to Executive will become fully vested and exercisable as of the Separation Date and shall remain so until the second anniversary of the Separation Date at which time such options shall terminate and
          (ii) should the Executive elect continuation of benefit coverage under COBRA, the Company shall pay the premiums therefor through the earlier of (A) the first anniversary of the Separation Date or (B) the date on which the executive obtains comparable health care coverage from a subsequent employer. In addition, in further consideration of the waiver of Executive's rights under the Employment Agreement, the Company agrees to release the Executive from the personal guarantee made by him with respect to the loans made by the Company to Razorfish Studios, Inc. The Company shall withhold from any amounts paid under this Agreement, or otherwise, the amount of any federal, state or local taxes then required to be withheld.

     3.   Documents, Confidentiality and Non Disparagement.
          ------------------------------------------------

          A. Return of Documents and Property. Promptly after the Separation Date, the Executive agrees to return to the Company all originals and copies of papers, notes, and documents (in any medium, including computer disks) to the extent not publicly available, whether Company property or not, prepared, received or obtained by the Executive or his counsel during the course of the Executive's employment with the Company and related to the Company, whether or not relating to the claims released hereby, including, without limitation, all such papers, work papers, notes, documents and equipment in the possession of the Executive, Executive's family and counsel. The Executive agrees that the Executive shall not retain copies of any such papers, work papers, notes and documents. Notwithstanding the foregoing, the Executive may keep copies of any benefits agreements between the Executive and the Company, this Agreement with supporting notes and documentation, any publicly filed materials and any employee benefit plan and stock option plan materials distributed generally to participants in any such plan by the Company.

          B.   Confidentiality and Non Disparagement.  For purposes of this
               Section 3 of this Agreement, the term "Communicate" shall include without limitation, any oral or written communication with any other person or entity through any means including any
               electronic, telephonic or other medium, directly or indirectly publishing, or causing, participating in, assisting or providing any statement or any information or making, publishing, or producing or in any way participating in placing into the public domain any statement, opinion or information in connection with the publication of any diary, memoir, letter, story, photograph, interview, article, essay, account or description (whether fictionalized or not, whether written or electronic) publication being deemed to include any presentation or reproduction of any written, verbal or visual material in any communication medium, including any book, magazine, newspaper, theatrical production or movie, or television or radio programming or commercial or electronic medium of any kind.
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              (i)  The Executive explicitly and fully agrees that he will not at any time (a) defame, impugn or impair the reputation or public perception of or with respect to, or disparage,
                    criticize or otherwise make negative comments in respect of the Company, its subsidiaries or affiliates, the business, assets, properties, operations, prospects, plans performance
                    (including stock market performance), strategies, current or former employees, directors, advisors, stockholders,
                    lenders, joint venture partners, customers, tenants or
                    borrowers of any of the foregoing, and (b) will not
                    Communicate the terms or circumstances of the Executive's
                    separation from the Company or of this Agreement to the
                    extent not otherwise publicly known (collectively "Company
                    Matters").  Company Matters shall be deemed not to include the mutually agreed upon departure statement with respect to the Executive's separation from the Company provided for by
                    Section 3(C) of this Agreement.   In addition, the Executive
                    explicitly and fully agrees that at any and all times the Executive will hold all confidential and propriety information (including without limitation the Company's financial affairs or business processes or methods or research, development or marketing programs or plans, any other of its trade secrets, any information regarding customers or customer lists) in confidence for the benefit of the Company, and the Executive will not disclose to any third party in any medium or use for the Executive's benefit or that of any third party, any such confidential information except to the extent required by law or agreed to by the Company.

               (ii) Notwithstanding anything to the contrary in this Section 3, the Executive may confer in confidence with the Executive's legal counsel, make truthful statements if required by law, and confer with his immediate family members and personal financial or tax advisors. In the event that the Executive is required to make disclosure under any court order, subpoena or other judicial or governmental administrative process, the Executive will promptly notify the Company, take all reasonable steps requested by the Company to defend against compulsory disclosure and permit the Company to participate with counsel of its choice and at its expense in any proceeding relating to the compulsory disclosure.

          C. The Company and the Executive shall develop a mutually acceptable public departure statement regarding the Executive's separation from the Company. The Company and the Executive shall develop a mutually acceptable standard response for the Executive to unsolicited inquiries from stockholders of the Company, and Media Persons, which statement shall be deemed not to be a violation of any provision of this Section 3 if made in response to any inquiry not solicited by the Executive. The Company and the Executive will also develop a mutually acceptable farewell "E-mail" from the Executive to the employees of the Company.
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          D.   Nothing in this Agreement is intended to prevent the Executive from (i) using on the Executive's behalf general knowledge or experience in any area of professional activity, whether or not involving the Executive's services with the Company; and (ii) referring to the Executive's performance of services for the Company as descriptive of the Executive's abilities and qualifications for employment or engagement by any other person.

     4.   General Release and Waiver of Claims.
          ------------------------------------

          A. The Executive and the Company hereby unconditionally and forever release, discharge and waive any and all claims of any nature, whatsoever, whether legal, equitable or otherwise which the Executive or the Company may have against the other arising at any time on or before the Separation Date. This mutual release of all claims extends to any and all claims of any nature whatsoever, whether known, unknown or capable or incapable of being known as of the Separation Date or thereafter, with regard to actions or omissions prior to the Separation Date. This Agreement is a release of all claims of any nature whatsoever by the Executive and the Company against the other with regard to actions or omissions prior to the Separation Date and includes, without limitation, any and all claims, demands, causes of action, liabilities whether known or unknown including those arising from or related to the Executive's employment relationship with the Company, including but without limitation, any and all alleged discrimination or acts of discrimination which occurred or may have occurred on or before the Separation Date based upon race, color, sex, creed, national origin, age, disability or any other violation of any Equal Employment Opportunity Law, ordinance, rule, regulation or order, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1966; the Civil Rights Act of 1991; the Fair Labor Standards Act, as amended, the Americans with Disabilities Act; and any similar state statute or regulations. The parties agree and understand and knowingly agree to this release because it is their respective intent in executing this Agreement to forever discharge each other from any and all present, future, foreseen or unforeseen causes of action with regard to actions or omissions prior to the Separation Date. Nothing in this Section 4(A) shall be deemed to limit the remedies of either party set forth in Section 8 of this Agreement.

          B. The Company and its successors and/or assigns, will indemnify and defend the Executive with respect to any claims that may be brought against the Executive arising out of any action taken or not taken in the Executive's capacity as an officer of the Company. In addition, the Executive shall continue to be covered, in respect of the Executive's activities as an officer of the Company, by the Company's Directors and Officer liability policy or other comparable policies obtained by the Company's successors, to the extent permitted by such policies.
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     5.   Proceedings.
          -----------

          The Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Company or its affiliates before any local, state or federal agency, court, arbitration tribunal or other body relating to his employment or the termination of his employment, other than with respect to the obligations of the Company to the Executive under this Agreement (each, individually, a "Proceeding"), and agrees not to voluntarily participate in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

     6.   Continued Cooperation.
          ---------------------

          The Executive agrees to cooperate with all reasonable requests by the Company with respect to matters relating to the Executive's former position as Chief Strategic Officer of the Company, including agreement to provide sworn testimony.

     7.   Survival of Competition, etc. Covenants.
          ---------------------------------------

          The Executive acknowledges and agrees that the covenants contained in
          Section 5 of the Employment Agreement shall survive the Separation Date and be effective for the periods described therein as if those periods had commenced on the date Executive ceases to serve as member of the Board.

     7.   Directors' & Officers' Insurance.
          --------------------------------

          During the period that Executive continues to serve on the Board and for a period of six years thereafter, the Company shall provide Executive with directors' and officers' liability insurance coverage on the same basis as provided to other directors and officers of the Company at the time Executive ceases to serve on the Board.

     8.   Remedies.
          --------

          The parties acknowledge, consent and agree that the remedies at law available to the Company and the Executive for breach of any of the obligations of this Agreement would be inadequate and that damages flowing from such a breach may not readily be susceptible to being
          measured in monetary terms.   Accordingly, the parties will have the
          right to seek both damages and specific performance, including immediate injunctive relief as remedies in the case of a breach by the other party of this Agreement and nothing in this Agreement will be deemed to eliminate, limit or otherwise inhibit such rights or the right of either party to seek legal or equitable remedies, including seeking immediate injunctive relief, in connection with or arising out of any other action or omission by the other party on or subsequent to the Separation Date.
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     9.   Severability Clause.
          -------------------

          In the event any provisions or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement will be inoperative. If any of the restrictions contained herein are deemed to be unenforceable by reason of the extent, duration or scope thereof, or otherwise, then the court or other tribunal making such determination shall reduce the extent, duration or other provisions hereof to the broadest provision deemed by such tribunal to be enforceable, and in its reduced form, this Agreement will then be enforceable in the manner contemplated hereby. To the extent permitted by applicable law the parties hereto hereby waive any provisions of law now or hereafter in effect which renders any provision hereof unenforceable in any respect.

     10.  Resolution of Disputes and Governing Law.
          ----------------------------------------

          This Agreement will be governed by the laws of the State of New York. Any dispute under this Agreement (including, but not limited to, disputes regarding the obligations to make payment thereunder) will be decided in accordance with the laws of the State of New York, in a court of competent jurisdiction, with each party bearing its own expenses and such dispute will not be subject to arbitration.

     11.  Non-Admission.
          -------------

          Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the Executive's part or on the part of the Company, or its officers, employees, directors or representatives or agents.

     12.  Headings.
          --------

          Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the 2nd day of May, 2001.

RAZORFISH, INC.

By:                                     /s/ Craig M. Kanarick
   --------------------------           -------------------------
   Name:                                 Craig M. Kanarick
   Title: